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                                                                      EXHIBIT 23





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Analogic Corporation on Form S-8 (File Nos. 2-95091, 33-5913, 33-6835, 33-53381
and 33-27372) of our report dated September 15, 1997 on our audits of the consolidated financial statements and financial statement schedule of Analogic Corporation at July 31, 1997 and 1996, and for the years ended July 31, 1997, 1996, and 1995, which report is included in the Annual Report on Form 10-K.




COOPERS & LYBRAND L.L.P.

October 16, 1997